OSISKO DEVELOPMENT CORP. OSISKO DÉVELOPPEMENT CORP. BY-LAW NO. 1

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BY-LAW NO. 1

A by-law relating generally to the conduct of the business and affairs of Osisko Development Corp. (the "Corporation") is made as follows:

SECTION 1 - INTERPRETATION

1.1 Definitions

In this by-laws and other by-laws of the Corporation, unless the context otherwise requires:

(a) "Act" means the Canada Business Corporations Act and the regulations made thereunder, as from time to time amended, and in the case of such amendment any reference in the By-Laws shall be read as referring to the amended provisions thereof;

(b) "Applicable Securities Laws" means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each relevant province and territory of Canada;

(c) "Articles" means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of arrangement, articles of continuance, articles of dissolution, articles of reorganization and articles of revival of the Corporation and includes any amendments thereto;

(d) "Authorized Signatory" has the meaning specified in Section 2.4(a);

(e) "Board" means the board of directors of the Corporation, and "Director" means a member of the Board;

(f) "By-Law" means this By-Law No. 1;

(g) "By-Laws" means this By-Law and all other by-laws of the Corporation from time to time in force and effect;

(h) "Chair" means the chairperson of the Board;

(i) "Secretary" means the corporate secretary of the Corporation;

(j) "close of business" means 5:00 p.m. (Eastern time) on a business day in Montréal, Québec and Toronto, Ontario;

(k) "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada), as amended from time to time;

1.2 Other Definitions

All terms used in the By-Laws that are defined in the Act and are not otherwise defined in the By-Laws shall have the meanings given to such terms in the Act. The division of this By-Law into Sections and other subdivisions and the insertion of headings are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or be deemed in any way to clarify, modify or explain the effect of any such terms or provisions. Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing a person include an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, joint venture, governmental or regulatory entity, and a natural person in such person's capacity as trustee, executor, administrator or other legal representative. The words "including", "includes" and "include" means "including (or includes or include) without limitation".

SECTION 2 - GENERAL BUSINESS

2.1 Registered Office

The Corporation shall at all times have a registered office in the province in Canada specified in its Articles. The Board may, in its discretion, change the place and address of the registered office within the province specified in its Articles.

2.2 Corporate Seal

The Directors may, but need not, by resolution adopt and change a corporate seal of the Corporation.

2.3 Financial Year

The Board may, by resolution, fix the financial year-end of the Corporation and may from time to time, by resolution, change the financial year-end of the Corporation.

2.4 Execution of Instruments

(a) Contracts, documents or instruments requiring the signature of the Corporation may be signed, on behalf of the Corporation, by (i) any Director or officer of the Corporation (unless otherwise determined by the Board) or (ii) any person or persons authorized by resolution of the Directors from time to time (each person referred to in (i) and (ii) is an "Authorized Signatory"), and all contracts, documents or instruments so signed shall be binding upon the Corporation without any further authorization or formality.

The term "contracts, documents or instruments" as used in this By-Law shall include notices, deeds, mortgages, hypothecs, charges, cheques, drafts, orders for the payment of money, notes, acceptances, bills of exchange, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities and all paper writings.

(b) The Secretary, or any other officer or any Director, may sign certificates and similar instruments (other than share certificates) on the Corporation's behalf with respect to any factual matters relating to the Corporation's business and affairs, including, without limitation, certificates verifying copies of the Articles, the By-Laws, resolutions and minutes of meetings of the Corporation.

(c) The corporate seal (if any) of the Corporation may be affixed by an Authorized Signatory to contracts, documents or instruments signed by such Authorized Signatory.

(d) The signature or signatures of any Authorized Signatory may be printed, engraved, lithographed or otherwise mechanically or electronically reproduced upon all contracts, documents or instruments executed or issued by or on behalf of the Corporation, and all contracts, documents or instruments on which the signature or signatures of any of the foregoing persons shall be so reproduced shall be as valid to all intents and purposes as if they had been signed manually, and notwithstanding that the persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments.

2.5 Delivery of Document

The delivery of an executed copy of any and all By-Laws, minutes of meetings, resolutions, consents, instruments, or like documents required by the Act to be kept with the records of the Corporation in counterparts, by facsimile, DocuSign or other form of electronic means or transmission shall be deemed to be the equivalent of the delivery of an original executed copy thereof and the counterparts together shall constitute one and the same document.

SECTION 3 - BORROWING AND SECURITY

3.1 Borrowing Power

Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the Articles, the Board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a) borrow money upon the credit of the Corporation;

(b) issue, reissue, sell or pledge debt obligations of the Corporation, including bonds, debentures, notes or other evidences of indebtedness or guarantees of the Corporation, whether secured or unsecured;

(c) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person, including any individual, partnership, association, body corporate or personal representative;

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, real or personal, movable or immovable, property of the Corporation, including, without limitation, accounts, rights, powers, franchises and undertakings to secure any such bonds, debentures, notes or other debt obligations or guarantees or any other present or future indebtedness, liability or obligation of the Corporation; or

(e) delegate to one or more Directors, a committee of Directors or one or more officers of the Corporation as may be designated by the Directors, all or any of the powers conferred by the foregoing clauses of this Paragraph to such extent and in such manner as the Directors shall determine at the time of each such delegation.

3.2 Custody of Securities

(a) All securities (including warrants) owned by the Corporation may be lodged (in the name of the Corporation) with a chartered bank, brokerage, or a trust company or in a safety deposit box or with such other depositaries or in such other manner as may be determined from time to time by any officer or Director.

(b) All securities (including warrants) belonging to the Corporation may be issued and held in the name of a nominee or nominees of the Corporation (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with right of survivorship), and shall be endorsed in blank with endorsement guaranteed in order to enable transfer thereof to be completed and registration thereof to be effected.

3.3 Banking Arrangements

The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies, credit unions or other bodies corporate or organizations as may from time to time be designated by or under the authority of the Board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the Board may from time to time prescribe.

SECTION 4 - DIRECTORS

4.1 Number of Directors

The number of Directors shall be the number fixed by the Articles or, where the Articles specify a variable number, the Board shall be comprised of the number of Directors elected by the shareholders at the annual meeting of shareholders or, subject to Subsection 106(8) of the Act, by resolution of the board between annual meetings of shareholders. At least 25% of the Directors of the Corporation, or such other number of Directors (if any) as may be prescribed by the Act from time to time, shall be resident Canadians. If the Corporation has less than four Directors, at least one Director shall be a resident Canadian.

4.2 Vacancies

(a) Subject to Section 111(1) of the Act, a quorum of Directors may fill a vacancy among the Directors, except a vacancy resulting from an increase in the number, or minimum or maximum number, of Directors, or from a failure to elect the number, or minimum number of Directors, provided for in the Articles. If there is not a quorum of Directors, or if there has been a failure to elect the number or minimum number of Directors provided for in the Articles, the Directors then in office shall call a special meeting of shareholders to fill the vacancy pursuant to Section 111(2) of the Act and, if they fail to call a meeting or if there are no Directors then in office, the meeting may be called by any shareholder.

(b) A Director appointed or elected to fill a vacancy holds office for the unexpired term of his or her predecessor.

4.3 Powers

The Directors shall manage, or supervise the management of, the business and affairs of the Corporation and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, and are not expressly directed or required to be done in some other manner by the Act, the Articles, the By-Laws, any special resolution of the shareholders of the Corporation or by statute.

4.4 Duties

Every Director and officer of the Corporation, in exercising his or her powers and discharging his or her duties, shall:

(a) act honestly and in good faith with a view to the best interests of the Corporation; and

(b) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

4.5 Qualification

The following persons are disqualified from being a Director of the Corporation:

(a) anyone who is less than 18 years of age;

(b) anyone who is incapable;

(c) a person who is not an individual; and

(d) a person who has the status of bankrupt.

A Director of the Corporation is not required to hold shares issued by the Corporation.

4.6 Election and Term of Office

(a) Subject to Sections 106 and Section 107 of the Act, the shareholders of the Corporation shall at the first meeting of shareholders and at each succeeding annual meeting at which an election of Directors is required, elect Directors to hold office for a term expiring not later than the close of the first annual meeting of shareholders following the election.

(b) A Director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his or her election but, if qualified, is eligible for re-election. Notwithstanding the foregoing, if Directors are not elected at a meeting of shareholders, the incumbent Directors continue in office until their successors are elected.

(c) If a meeting of shareholders fails to elect the number or the minimum number of Directors required by the Articles by reason of the lack of consent, disqualification, incapacity or death of any candidates, the Directors elected at that meeting may exercise all the powers of the Directors if the number of Directors so elected constitutes a quorum.

4.7 Consent to Election

A person who is elected or appointed as a Director is not a Director unless such person was present at the meeting when the person was elected or appointed and did not refuse to act as a Director, or if the person was not present at the meeting when the person was elected or appointed, the person consented to act as a Director in writing before the person's election or appointment or within 10 days after it, or the person has acted as a Director pursuant to the election or appointment.

4.8 Removal

Subject to Subsection 107(g) of the Act, the shareholders of the Corporation may, by ordinary resolution at a special meeting, remove any Director from office before the expiration of his or her term of office, and may elect any person in his or her stead for the remainder of the Director's term. Notwithstanding the foregoing sentence, where the holders of any class or series of shares of the Corporation have an exclusive right to elect one or more Directors, a Director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

4.9 Ceasing to Hold Office

A Director ceases to hold office when:

(a) such person dies;

(b) such person is removed from office in accordance with Section 109 of the Act;

(c) such person ceases to be qualified as a Director under Section 105(1) of the Act; or

(d) such person's written resignation is received by the Corporation, or, if a time is specified in such resignation, at the time so specified, whichever is later.

4.10 Action by the Board

(a) The Board shall exercise its powers by or pursuant to the By-Laws or resolution either by the signatures of all the Directors then in office, if constituting a quorum or passed at a meeting of the Directors at which a quorum is present.

(b) Where there is a vacancy in the Board, the remaining Directors may exercise all the powers of the Board so long as a quorum remains in office.

4.11 Remuneration and Expenses

(a) The Directors shall be paid such remuneration for their services as the Board may from time to time determine.

(b) The Directors shall determine the policy for the reimbursement of expenses for travelling and other expenses incurred by them in attending Directors' meetings, committee meetings and shareholder meetings and in the performance of other duties of the Directors.

(c) Subject to Section 120 of the Act, the directors may also, by resolution, award special remuneration to any director in undertaking any special services on the Corporation's behalf, other than the routine work ordinarily required of a director of the Corporation.

(d) Nothing herein contained shall preclude any Director from serving the Corporation in any other capacity and receiving remuneration therefor. Any remuneration paid to a director of the Corporation shall be in addition to the salary paid to such director in his or her capacity as an officer or employee of the Corporation.

SECTION 5 - MEETINGS OF DIRECTORS

5.1 Place of Meetings

Unless the Articles otherwise provide, the meetings of Directors and of any committee of Directors may be held at any place.

5.2 Calling of Meetings

A meetings of the Directors shall be held from time to time at such time and at such place as the Board, the Chair, the Chief Executive Officer or any two Directors may determine. The Secretary (if any) or any other officer or any Director shall, as soon as reasonably practicable following receipt of a direction from any of the foregoing, send a notice of the applicable meeting to the Directors.

5.3 Notice of Meeting

(a) Notice of the time and place of each meeting of the Board shall be given in the manner provided in Section 14 to each Director:

(i) not less than 48 hours before the time when the meeting is to be held if the notice is mailed; or

(ii) not less than 24 hours before the time the meeting is to be held if the notice is given personally, is delivered or sent by any means of transmitted or recorded communication;

provided that a meeting of Directors or of any committee of the Directors may be held at any time without notice if all of the Directors or members of such committee are present (except where a Director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called) or if all of the absent Directors waive notice of the meeting.

(b) A notice of a meeting of Directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business or the general nature thereof to be specified.

5.4 Waiver of Notice

Notice of any meeting of Directors or of any committee of Directors, or the time for the giving of any such notice or any irregularity in any meeting or in the notice thereof, may be waived by any Director in writing or by email or other form of electronic transmission addressed to the Corporation, or in any other manner, and any such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of a Director at any meeting of Directors or of any committee of Directors is a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

5.5 Omission of Notice

The accidental omission to give notice of any meeting of Directors or of any committee of Directors to, or the non-receipt of any notice by, any person shall not invalidate any resolution passed, or any proceeding taken, at such meeting.

5.6 First Meeting of New Board

As long as a quorum of Directors is present, each newly elected Board may without notice hold its first meeting immediately following the meeting of shareholders at which such Board is elected.

5.7 Meeting by Telephone or Electronic Facilities

If all the Directors consent thereto generally or in respect of a particular meeting, a Director may participate in a meeting of the Board or of a committee of the Board by means of such telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, and a Director participating in such a meeting by such means shall be deemed to be present at such meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the Board and of committees of the Board.

5.8 Adjourned Meeting

Any meeting of Directors or of any committee of Directors may be adjourned from time to time by the chair of the meeting, with the consent of the meeting, to a fixed time and place. Notice of an adjourned meeting of Directors, or committee of Directors, is not required to be given if the time and place of the adjourned meeting is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The Directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at the adjourned meeting that might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

5.9 Regular Meetings

The Board may appoint a day or days in any month or months for regular meetings of the Board at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each Director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

5.10 Chair and Secretary

The chair of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is a Director and is present at the meeting: Chair; Chief Executive Officer; or President. If no such officer is present, the Directors present shall choose one of their number to be chair. The Secretary shall act as secretary of any meeting of the Board, and, if the Secretary is absent, the chair of the meeting shall appoint a person who need not be a Director to act as secretary of the meeting.

5.11 Quorum

A majority of the Directors or such greater or lesser number as the Directors may determine from time to time constitutes a quorum at a meeting of the Board. Notwithstanding any vacancy among the Directors, a quorum of Directors may exercise all the powers of the Directors. Subject to Section 111 of the Act and Subsection 114(3) and Subsection (4) of the Act, Directors shall not transact business at a meeting of Directors unless a quorum is present and at least 25% of the Directors present are resident Canadians.

5.12 Votes to Govern

(a) At all meetings of the Board, every question shall be decided by a majority of the votes cast on the question.

(b) Unless a ballot is demanded, an entry in the minutes of a meeting to the effect that the chair of the meeting declared a resolution to be carried or defended is, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

5.13 Casting Vote

In case of an equality of votes at a meeting of the Board, the chair of the meeting shall not be entitled to a second or casting vote.

5.14 Resolution in Lieu of Meeting

A resolution in writing, signed by all the Directors entitled to vote on that resolution at a meeting of Directors or committee of Directors, is as valid as if it had been passed at a meeting of Directors or committee of Directors.

SECTION 6 - COMMITTEES

6.1 Committees of the Board

The Directors may appoint from their number one or more committees, including an audit committee that complies with Applicable Securities Laws, and delegate to such committees any of the powers of the Directors except those powers that, under the Act, a committee of the Board has no authority to exercise.

6.2 Proceedings

Meetings of committees of the Board may be held at any place. At all meetings of committees, every question shall be decided by a majority of the votes cast on the question. Unless otherwise determined by the Directors, each committee of the Board may make, amend or repeal rules and procedures to regulate its meetings including: (i) fixing its quorum, provided that quorum may not be less than a majority of its members; (ii) procedures for calling meetings; (iii) requirements for providing notice of meetings; (iv) selecting a chair for a meeting; (v) and keeping minutes of meetings and records of its proceedings and of all resolutions adopted by it and reporting to the Board;

Subject to a committee of the Board establishing rules and procedures to regulate its meetings, Section 5.7 to Section 5.14 inclusive apply to committees of the Board, with such changes as are necessary.

6.3 Other Committees

The Board may create any other committee which it deems appropriate, consisting either of members or of non-members of the Board, with advisory powers only. Unless otherwise instructed by the Board, each committee so set up has the power to fix its own quorum at not less than the majority of its members, to elect its own president and to determine its own proceedings.

SECTION 7 - CONFLICT OF INTEREST

7.1 Conflict of Interest

(a) A Director or an officer of the Corporation shall disclose to the Corporation, in writing or by requesting to have it entered in the minutes of meetings of directors or of meetings of committees of Directors at the time and in the manner provided in the Act, the nature and extent of any interest that he or she has in any material contract or material transaction, whether made or proposed, with the Corporation, if the director or officer:

(i) is a party to the contract or transaction;

(ii) is a director or an officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or

(iii) has a material interest in a party to the contract or transaction.

(b) Except as provided in the Act, no such Director shall vote on any resolution to approve such contract or transaction. A contract or transaction for which disclosure is required is not invalid, and the Director or officer is not accountable to the Corporation or its shareholders for any profit realized from the contract or transaction, because of the Director's or officer's interest in the contract or transaction, or because the Director was present or was counted to determine whether a quorum existed at the meeting of directors or committee of directors that considered the contract or transaction, if:

(i) the Director or officer disclosed his or her interest in accordance with the provisions of the Act;

(ii) the contract or transaction was approved by the Directors; and

(iii) it was reasonable and fair to the Corporation when it was approved.

(c) Even if the foregoing conditions are not met, a Director or officer, acting honestly and in good faith, is not accountable to the Corporation or to its shareholders for any profit realized from a contract or transaction for which disclosure is required, and the contract or transaction is not invalid by reason only of the interest of the director or officer in the contract or transaction, if:

(i) the contract or transaction is approved or confirmed by special resolution at a meeting of the shareholders;

(ii) disclosure of the interest was made to the shareholders in a manner sufficient to indicate its nature before the contract or transaction was approved or confirmed; and

(iii) the contract or transaction was reasonable and fair to the Corporation when it was approved or confirmed.

SECTION 8 - OFFICERS

8.1 Appointment

The Directors, annually, or as often as may be required, may appoint from among themselves a Chair (either on a full-time or part-time basis), and may appoint a Chief Executive Officer, a President, one or more Vice-Presidents (to which title may be added words indicating seniority or function), a Chief Financial Officer, a Secretary, a Treasurer and one or more assistants to any of the officers so appointed. None of such officers except the Chair needs to be a Director of the Corporation, although a Director may be appointed to any office of the Corporation. Two or more offices of the Corporation may be held by the same person. The Directors may, from time to time, appoint such other officers, employees and agents as they shall deem necessary, who shall have such authority and shall perform such functions and duties as may from time to time be prescribed by resolution of the Directors. The Directors may, from time to time, and subject to the provisions of the Act and the By-Laws, vary, add to or limit the duties and powers of any officer, employee or agent of the Corporation.

8.2 Term of Office, Removal and Vacancy

(a) Each officer appointed by the Board shall hold office until such officer dies, resigns or is removed from office.

(b) The Board, in its discretion, may remove any officer, employee or agents of the Corporation, by a resolution of Directors. Such removal is without prejudice to the officer's rights under any employment contract with the Corporation.

(c) A resignation of an officer becomes effective at the time a written resignation is sent to the Corporation, or at the time specified in the resignation, whichever is later.

8.3 Chair

The Board may from time to time appoint a Chair who shall be a Director. The Chair shall have such powers and duties as the Board may specify. The Chair of the board, if any, shall, if present, preside as chair at all meetings of the board and at all meetings of the shareholders of the Corporation.

8.4 Powers and Duties of Officers

The powers and duties of all officers shall be such as the terms of their engagement call for or as the Board or (except for those whose powers and duties are to be specified only by the Board) the Chief Executive Officer may specify. The Board and (except as aforesaid) the Chief Executive Officer may, from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the Board or the Chief Executive Officer otherwise directs.

8.5 Duties of Officers may be delegated

In case of the absence or inability, or refusal to act, of any officer of the Corporation, or for any other reason that the Directors may deem sufficient, the Directors may delegate all or any of the powers of such officer to any other officer or to any Director for the time being.

8.6 Agents and Attorneys

The Board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including, without limitation, the power to sub-delegate) of management, administration or otherwise as may be thought fit.

SECTION 9 - PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

9.1 Limitation of Liability

No Director or officer shall be liable for the acts, omissions, receipts, failures, neglects or defaults of any other Director, officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense suffered or incurred by the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be placed out or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, including any person with whom or which any of the moneys, securities or effects of the Corporation shall be lodged or deposited, or for any loss occasioned by any error of judgment or oversight on such person's part, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any monies, securities or other assets belonging to the Corporation, or for any other loss, damage or misfortune, whatever that may happen in the execution of the duties of such Director's or officer's respective office of trust or in relation thereto, unless the same shall happen by or through the Director's or officer's failure to exercise the powers, and to discharge the duties, of office honestly and in good faith, with a view to the best interests of the Corporation, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, provided that nothing herein contained shall relieve a Director or officer from the duty to act in accordance with the Act or relieve such Director or officer from liability under the Act. If any Director or officer of the Corporation shall be employed by, or shall perform services for, the Corporation, otherwise than as a Director or officer, or shall be a member of a firm, or a shareholder, Director or officer of a body corporate, which is employed by or performs services for the Corporation, the fact that the Director or officer is a shareholder, Director or officer of the Corporation, or body corporate or member of the firm, shall not disentitle such Director or officer, or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

9.2 Indemnity

(a) The Corporation shall indemnify a Director or officer of the Corporation, a former Director or officer of the Corporation, any other individual who acts or acted at the Corporation's request as a Director or officer, any individual acting in a similar capacity of another entity, or any other individual permitted by the Act to be so indemnified, in the manner and to the fullest extent permitted by the Act. Without limiting the generality of the foregoing, the Corporation shall indemnify a Director or officer of the Corporation, a former Director or officer of the Corporation, any other individual who acts or acted at the Corporation's request as a Director or officer, or any individual acting in a similar capacity of another entity, against all costs, charges and expenses, including costs reasonably incurred in the defence of an action or proceeding and an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

(b) The Corporation may advance moneys to a Director, officer or other individual for the costs, charges and expenses of a proceeding referred to in Section 9.2(a). The individual shall repay the moneys if the individual does not fulfill the conditions of Section 9.2(c).

(c) The Corporation shall not indemnify an individual under Section 9.2 unless the individual:

(i) acted honestly and in good faith, with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as Director or officer or in a similar capacity at the Corporation's request; and

(ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual's conduct was lawful.

(d) The Corporation shall, with the approval of a court, indemnify an individual referred to in Section 9.2(a), or advance moneys under Section 9.2(b), in respect of an action by or on behalf of the Corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual's association with the Corporation or other entity as described in Section 9.2(a), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in Section 9.2(c).

(e) The Corporation shall also indemnify the individual referred to in Section 9.2(a) in such other circumstances as the Act or the law permits or requires. Nothing in this By-Law limits the right of any person entitled to indemnity to claim indemnity apart from the provisions of this By-Law.

9.3 Insurance

The Corporation may purchase and maintain such insurance for the benefit of any individual referred to in Section 9.2(a) against such liabilities and in such amounts as the Board may from time to time determine, to the extent permitted by the Act.

SECTION 10 - SECURITIES

10.1 Issuance

Subject to the Articles and the Act, the Board may issue or grant securities in the Corporation at such times and to such persons and for such consideration as the Board shall determine, provided that a security shall not be issued until the consideration for the security is fully paid in money or in property or past service that is not less in value than the fair equivalent of the money the Corporation would have received if the security had been issued for money.

10.2 Commissions

The Board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of such person's purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

10.3 Security Certificates

Security certificates (if any) shall, subject to compliance with Section 49 of the Act, be in such form as the Directors may from time to time by resolution approve, and such certificates shall be signed manually, or the signature shall be printed or otherwise mechanically reproduced on the certificate, by at least one Director or officer of the Corporation, or by a registrar, transfer agent or branch transfer agent of the Corporation or an individual on their behalf, or by a trustee who certifies it in accordance with a trust indenture, and any additional signatures required on a security certificate may be printed or otherwise mechanically reproduced thereon. If a security certificate contains a printed or mechanically reproduced signature of a person, the Corporation may issue the security certificate, notwithstanding that the person has ceased to be a Director or an officer of the Corporation, and the security certificate is as valid as if he or she were a Director or an officer at the date of its issue.

10.4 Securities Register

The Corporation shall prepare and maintain, at its registered office or, subject to the Act, at any other place designated by the Board, a securities register in which it records the securities issued by it in registered form, showing with respect to each class or series of securities:

(a) the names, alphabetically arranged, of each person who:

(i) is or has been registered as a shareholder of the Corporation, the latest known address including, without limitation, the street and number, if any, of every such person while a holder, and the number and class of shares registered in the name of such holder; or

(ii) is or has been registered as a holder of debt obligations of the Corporation, the latest known address including, without limitation, the street and number, if any, of every such person while a holder, and the class or series and principal amount of the debt obligations registered in the name of such holder; and

(b) the date and particulars of the issue and transfer of each security.

10.5 Electronic, Book-Based or Other Non-Certificated Registered Positions

Subject to Subsection 49(1) of the Act, a registered security holder may have his, her or its holdings of securities of the Corporation evidenced by an electronic, book-based, direct registration service or other non-certificated entry or position on the register of securityholders to be kept by the Corporation or its agent in place of a physical security certificate pursuant to a registration system that may be adopted by the Corporation.

This By-Law shall be read such that a registered holder of securities of the Corporation pursuant to any such electronic, book-based, direct registration service or other non-certificated entry or position shall be entitled to all of the same benefits, rights, entitlements and shall incur the same duties and obligations as a registered holder of securities evidenced by a physical security certificate. The Corporation and its transfer agent (if any) may adopt such policies and procedures and require such documents and evidence as they may determine necessary or desirable in order to facilitate the adoption and maintenance of a security registration system by electronic, book-based, direct registration system or other non-certificated means.

10.6 Registration of Transfers

Subject to the Act, no transfer of a security issued by the Corporation shall be registered unless or until the security certificate representing the security to be transferred has been presented for registration or, if no security certificate has been issued by the Corporation in respect of such security, unless or until a duly executed transfer in respect thereof has been presented for registration, payment of all applicable taxes and any reasonable fees prescribed by the Board, and compliance with the restrictions on issue, transfer or ownership authorized by the Articles.

10.7 Replacement of Security Certificates

In case of the defacement, destruction, theft or loss of a security certificate, the fact of such defacement, destruction, theft or loss shall be reported by the owner to the Corporation or to an agent of the Corporation (if any) with a statement verified by oath or statutory declaration as to the defacement, destruction, theft or loss and the circumstances concerning the same, and with a request for the issuance of a new security certificate to replace the one so defaced (together with the surrender of the defaced security certificate), destroyed, stolen or lost. Upon the giving to the Corporation (or if there be an agent, hereinafter in this paragraph referred to as the "Corporation's agent", then to the Corporation and the Corporation's agent) of a bond of a surety company (or other security approved by the Directors) in such form as is approved by the Directors or by any officer of the Corporation, indemnifying the Corporation (and the Corporation's agent, if any) against all loss, damage or expense, which the Corporation and/or the Corporation's agent may suffer or be liable for by reason of the issuance of a new security certificate to such shareholder, and provided the Corporation or the Corporation's agent does not have notice that the security has been acquired by a bona fide purchaser, a new security certificate may be issued in replacement of the one defaced, destroyed, stolen or lost, if such issuance is ordered and authorized by any officer of the Corporation or by the Directors.

10.8 Transfer Agents and Registrar

The Board may, from time to time by resolution, appoint or remove, or authorize any officer or officers to appoint or remove, one or more transfer agents and one or more registrars for the Corporation.

10.9 Enforcement of Lien for Indebtedness

Subject to Subsection 49(8) of the Act, if the Articles of the Corporation provide that the Corporation may have a lien on the shares registered in the name of a shareholder or the shareholder's legal representative for a debt of that shareholder to the Corporation, such lien may be enforced by the sale of the shares thereby affected, or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity, and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares. No sale shall be made until such time as the debt ought to be paid and until a demand and notice in writing stating the amount due and demanding payment and giving notice of intention to sell on default shall have been served on the holder, or such shareholder's legal representative, of the shares subject to the lien and default shall have been made in payment of such debt for seven days after service of such notice. Upon any such sale, the proceeds shall be applied, firstly, in payment of all costs of such sale, and, secondly, in satisfaction of such debt and the residue (if any) shall be paid to the shareholder or as such shareholder shall direct. Upon any such sale, the Directors may enter or cause to be entered the purchaser's name in the securities register of the Corporation as holder of the shares, and the purchaser shall not be bound to see to the regularity or validity of, or be affected by, any irregularity or invalidity in the proceedings, or be bound to see to the application of the purchase money, and after the purchaser's name or the name of the purchaser's legal representative has been entered in the securities register, the validity of the sale shall not be impeached by any person.

10.10 Dealings with Registered Holder

Subject to the Act, the Corporation may treat the registered holder of any security as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect of the security, and otherwise to exercise all the rights and powers of an owner of the security.

SECTION 11 - DIVIDENDS

11.1 Dividends

(a) The Directors may from time to time by resolution declare, and the Corporation may pay, dividends on its issued shares, subject to the provisions (if any) of the Corporation's Articles.

(b) The Directors shall not declare, and the Corporation shall not pay, a dividend if there are reasonable grounds for believing that:

(i) the Corporation is, or would after the payment be, unable to pay its liabilities as they become due; or

(ii) the realizable value of the Corporation's assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

(c) The Corporation may pay a dividend consisting of fully paid shares of the Corporation and, subject to Section 42 of the Act, the Corporation may pay a dividend in money or other property.

11.2 Joint Holders

In case several persons are registered as the joint holders of any securities of the Corporation, the Corporation shall not be bound to issue more than one certificate in respect of that security, and delivery of such certificate to one of those persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect of it or for any dividends, principal, interest, return of capital or other redemption payments or warrant issuable in respect of such securities.

11.3 Deceased Holders

In the event of the death of a holder, or of one of the joint holders of any security, the Corporation shall not be required to make any entry in the securities register in respect of the death or to make any dividend, interest or other payments in respect of the security except on production of all such documents as may be required by law.

11.4 Dividend Payments

(a) A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at the recorded address of such registered holder, or paid by electronic funds transfer to the bank account designated by the registered holder, unless such holder otherwise directs. In the case of joint holders, the cheque or payment shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and, if more than one address is recorded in the Corporation's security register in respect of such joint holding, the cheque shall be mailed to the first address so appearing. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, or the electronic funds transfer as aforesaid, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

(b) In the event of non-receipt of any dividend cheque or payment by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque or payment for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as any officer or the Directors may from time to time prescribe, whether generally or in any particular case.

11.5 Unclaimed Dividends

To the extent permitted by law, any dividend or other distribution that remains unclaimed after a period of two years from the date on which the dividend has been declared to be payable is forfeited and will revert to the Corporation.

SECTION 12 - MEETINGS OF SHAREHOLDERS

12.1 Annual Meetings

Subject to Section 132 and Section 133 of the Act, the annual meeting of shareholders shall be held at such a place within Canada (or outside Canada if the place is specified in the Articles or all the shareholders entitled to vote at the meeting agree that the meeting is to be held at that place), on such day in each year and at such time as the Directors may determine.

12.2 Special Meetings

The Board may at any time call a special meeting of shareholders to be held on such day and at such time and, subject to Section 132 of the Act, at such place within Canada (or outside Canada if the place is specified in the Articles or all the shareholders entitled to vote at the meeting agree that the meeting is to be held at that place) as the Board may determine.

12.3 Meeting on Requisition of Shareholders

(a) The holders of not less than 5% of the issued shares of the Corporation that carry the right to vote at a meeting sought to be held may requisition the Directors to call a meeting of shareholders for the purposes stated in the requisition. The requisition shall state the business to be transacted at the meeting and shall be sent to each Director and to the registered office of the Corporation.

(b) Subject to Subsection 143(3) of the Act, upon receipt of the requisition, the Directors shall call a meeting of shareholders to transact the business stated in the requisition.

(c) If the Directors are obligated to call a meeting pursuant to Section 12.3(b) do not do so within 21 days after receiving the requisition, any shareholder who signed the requisition may call the meeting.

12.4 Meeting Held by Electronic Means

(a) Any person entitled to attend a meeting of shareholders may vote and otherwise participate in the meeting by means of a telephonic, electronic or other communication facility made available by the Corporation that permits all participants to communicate adequately with each other during the meeting. A person participating in a meeting of shareholders by such means is deemed by the Act and this By-Law to be present at the meeting.

(b) If the Directors or the shareholders of the Corporation call a meeting of shareholders pursuant to the Act, those Directors or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

12.5 Notice of Meetings

Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section 14.1, in the case of a distributing corporation, not less than 21 days and, in the case of any other corporation, not less than 10 days, but in either case, not more than 60 days before the date of the meeting to each Director, to any auditor and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to receive notice of or vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the minutes of an earlier meeting, financial statements and auditor's report, election of Directors and reappointment of the incumbent auditor or fixing or authorizing the Directors to fix the remuneration payable to such auditor shall state or be accompanied by a statement of:

(a) the nature of the business in sufficient detail to permit the shareholders to form a reasoned judgment on it; and

(b) the text of any special resolution to be submitted to the meeting.

12.6 Waiver of Notice

Notice of any meeting of shareholders or the time for the giving of any such notice, or any irregularity in any meeting or in the notice thereof, may be waived by any shareholder, the duly appointed proxy of any shareholder, any Director or the auditor of the Corporation, in writing or by email or other form of electronic transmission addressed to the Corporation, or in any other manner, and the attendance of any such person at a meeting of shareholders is a waiver of notice of the meeting, except where he or she attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. Any such waiver may be validly given either before or after the meeting to which such waiver relates.

12.7 Omission of Notice

The accidental omission to give notice of any meeting of shareholders to, or the non-receipt of any notice by, any person shall not invalidate any resolution passed or any proceeding taken at any such meeting.

12.8 Record Date for Notice

(a) Subject to Subsection 134(3) of the Act, the Board may, within the period prescribed by the Act, fix in advance a date as a record date for the determination of the shareholder entitled to receive payment of a dividend, if declared, entitled to participate in a liquidation distribution, entitled to receive notice of a meeting of shareholders, entitled to vote at a meeting of shareholders or for any other purpose.

(b) If no such record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, shall be the day on which the meeting is held and the record date for the determination of shareholders for any purpose other than to establish a shareholder's right to receive a notice of a meeting or to vote shall be at the close of business on the day on which the Directors pass the resolution relating to that purpose.

12.9 Meetings Without Notice

(a) A meeting of shareholders may be held without notice at any time and place permitted by the Act if:

(i) all the shareholders entitled to vote at the meeting are present in person or duly represented or if those not present or represented waive notice of or otherwise consent to the meeting being held; and

(ii) the auditor and the Directors are present or waive notice of or otherwise consent to the meeting being held,

so long as the shareholders, auditor or Directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

(b) At a meeting held under Section 12.9(a), any business may be transacted which the Corporation may transact at a meeting of shareholders.

12.10 Chair, Secretary and Scrutineers

(a) The Chair, if any, or, in his or her absence, or in case of his or her inability or refusal or failure to act, such other person as may have been designated by the Chair to exercise such function, shall preside at meetings of shareholders. In the absence of all such persons or, in case of their inability or refusal or failure to act, the persons present entitled to vote shall choose another Director as chair, and if no Director is present, or if all the Directors present refuse to act, then the persons entitled to vote shall choose one of their number to be chair of the meeting.

(b) The Secretary, if any, will act as Secretary at meetings of shareholders. If a Secretary has not been appointed or if the Secretary is absent, the Chair shall appoint some person, who need not be a shareholder, to act as Secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chair with the consent of the meeting.

12.11 Persons Entitled to be Present

The only persons entitled to be present at a meeting of the shareholders shall be those entitled to attend or vote thereat, the Directors, officers, auditor, legal counsel of the Corporation and others who, although not entitled to attend or vote, are entitled or required under any provision of the Act, the Articles and this By-Law to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

12.12 Quorum

At all meetings of shareholders, it shall be necessary in order to constitute a quorum for two persons entitled to vote at the meeting to be present, and for not less than 10 % of the outstanding shares of the Corporation which may be voted at the meeting to be represented in person or by proxy or by a duly authorized representative of a shareholder. If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of shareholders, the shareholders present may adjourn the meeting to a fixed time and place but may not transact any other business.

12.13 Right to Vote

(a) Unless the Articles otherwise provide, each share of the Corporation entitles the holder of such share to one vote at a meeting of shareholders.

(b) Where a body corporate, or a trust, association or other unincorporated organization, is a shareholder of the Corporation, any individual authorized by a resolution of the Directors of the body corporate, or the Directors, trustees or other governing body of the association, trust or unincorporated organization, to represent it at meetings of shareholders of the Corporation, shall be recognized as the person entitled to vote at all such meetings of shareholders in respect of the shares held by such body corporate, or by such trust, association or other unincorporated organization, and the chair of the meeting may establish or adopt rules or procedures in relation to the recognition of a person to vote shares held by such body corporate, or by such trust, association or other unincorporated organization.

(c) Where a person holds shares as a personal representative, such person, or his or her proxy, is the person entitled to vote at all meetings of shareholders in respect of the shares so held by him or her, and the chair of the meeting may establish or adopt rules or procedures in relation to the recognition of such person to vote the shares in respect of which such person has been appointed as a personal representative.

(d) Where a person mortgages, pledges or hypothecates his or her shares, such person, or such person's proxy, is the person entitled to vote at all meetings of shareholders in respect of such shares, so long as such person remains the registered owner of such shares, unless, in the instrument creating the mortgage, pledge or hypothec, the person has expressly empowered the person holding the mortgage, pledge or hypothec to vote in respect of such shares, in which case, subject to the Articles, such holder, or such holder's proxy, is the person entitled to vote in respect of the shares, and the chair of the meeting may establish or adopt rules or procedures in relation to the recognition of the person holding the mortgage, pledge or hypothec as the person entitled to vote in respect of the applicable shares.

(e) Where two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may, in the absence of the others, vote the shares, but if two or more of those persons are present on their own behalf or by proxy, they shall vote as one on the shares jointly held by them, and the chair of the meeting may establish or adopt rules or procedures in that regard.

12.14 Proxyholders and Representatives

(a) Every shareholder, including a shareholder that is a body corporate, or a trust, association or other unincorporated organization, entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy.

(b) A proxy shall be in writing executed by the shareholder or such shareholder's duly authorized attorney, or in the form of electronic document executed as contemplated by the Act, by the shareholder or by his, her or its duly authorized attorney and shall conform with the requirements of the Act and other applicable law and will be in such form as the Directors may approve from time to time or such other form as may be acceptable to the chair of the meeting at which the instrument of proxy is to be used.

(c) Alternatively, every shareholder which is a body corporate or other legal entity may authorize by resolution of its Directors or governing body an individual to represent it at a meeting of shareholders and that individual may exercise on the shareholder's behalf all the powers it could exercise if it were an individual shareholder. The authority of such an individual shall be established by depositing with the Corporation a certified copy of the resolution, or a certified copy of an extract from the By-Laws of the body corporate or association, authorizing the representative to represent the body corporate or other legal entity, or in such other manner as may be satisfactory to the Secretary or the chair of the meeting. Any such proxyholder or representative need not be a shareholder. The proxy is valid only at the meeting in respect of which it is given or any adjournment thereof.

12.15 Time for Deposit of Proxies

The Board may fix a time not exceeding 48 hours, excluding non-business days, preceding any meeting or adjourned meeting of shareholders before which time proxies to be used at the meeting must be deposited with the Corporation or its agent, and any time so fixed shall be specified in the notice calling the meeting. A proxy shall be acted on only if, before the time so specified, it has been deposited with the Corporation or its agent specified in the notice or if, no such time having been specified in the notice, it has been received by the Secretary or by the chair of the meeting before the time of voting.

12.16 Conduct of the Meeting

The chair of a meeting of shareholders will conduct the meeting and determine the procedure to be followed at the meeting. The chair's decision on all matters or things, including any questions regarding the validity or invalidity of a form of proxy or other instrument appointing a proxy, shall be conclusive and binding upon the meeting of shareholders.

12.17 Votes to Govern

At any meeting of shareholders, every question shall, unless otherwise required by the Articles or By-Laws, be determined by a majority of the votes cast on the question.

12.18 Votes

(a) Votes at meetings of shareholders may be cast either personally or by proxy. Subject to the Act and Section 12.20, every question submitted to any meeting of shareholders shall be decided on a show of hands, except when a ballot is required by the chair of the meeting or is demanded by a shareholder or proxyholder entitled to vote at the meeting, or is otherwise required by the Act. A shareholder or proxyholder may demand a ballot either before or after any vote by a show of hands. At every meeting at which shareholders are entitled to vote, each shareholder present on his or her own behalf, and every proxyholder present, shall have one vote. Upon any ballot at which shareholders are entitled to vote, each shareholder present on his or her own behalf, or by proxy, shall (subject to the provisions, if any, of the Articles) have one vote for every share registered in the name of such shareholder.

(b) At any meeting of shareholders, unless a ballot is demanded, an entry in the minutes for the applicable meeting of shareholders, following a vote on the applicable resolution by a show of hands, to the effect that the chair of the meeting declared a resolution to be carried or defeated is, in the absence of evidence to the contrary, proof of the fact, without proof of the number or proportion of the votes recorded in favour of or against the resolution, although the chair may direct that a record be kept of the number or proportion of votes in favour of or against the resolution for any purpose the chair of the meeting considers appropriate.

(c) If, at any meeting, a ballot is demanded on the election of a chair for the meeting, or on the question of adjournment or termination, the ballot shall be taken forthwith without adjournment. If a ballot is demanded on any other question or as to the election of Directors, the ballot shall be taken in such manner and either at once or later at the meeting or after adjournment as the chair of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

12.19 Casting Vote

In case of an equality of votes at any meeting of shareholders provided in Section 12.8, the chair of the meeting shall not be entitled to a second or casting vote in addition to the vote or votes to which he or she may be entitled as a shareholder or proxyholder.

12.20 Electronic Voting

Any person participating in a meeting of shareholders by telephonic, electronic or other communication facility under Section 12.4 and entitled to vote at that meeting may vote, in accordance with the Act, by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose. Despite Section 12.18, any vote referred to in Section 12.18 may be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes such a communication facility available.

12.21 Adjournment

(a) The chair of the meeting of shareholders may, with the consent of the meeting, adjourn the meeting from time to time and from place to place to a fixed time and place, and if the meeting is adjourned by one or more adjournments for an aggregate of less than 30 days, it is not necessary to give notice of the adjourned meeting, other than by announcement at the time of an adjournment.

(b) Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting. Any adjourned meeting is duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the adjourned meeting. Any business may be considered and transacted at any adjourned meeting which might have been considered and transacted at the original meeting of shareholders.

12.22 Resolution in Lieu of Meeting

A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless, in accordance with the Act:

(a) in the case of the resignation or removal of a Director, or the appointment or election of another person to fill the place of that Director, a written statement is submitted to the Corporation by the Director giving the reasons for such person's resignation or the reasons why such person opposes any proposed action or resolution for the purpose of removing such person from office or the election of another person to fill the office of that Director; or

(b) in the case of the removal or resignation of an auditor, or the appointment or election of another person to fill the office of auditor, representations in writing are made to the Corporation by that auditor concerning its proposed removal, the appointment or election of another person to fill the office of auditor or its resignation.

SECTION 13 - ADVANCED NOTICE PROVISIONS

13.1 Nomination Procedures

Subject only to the Act, Applicable Securities Laws, the Articles and the By-Laws, only persons who are nominated in accordance with the procedures set out in this Section 13.1 shall be eligible for election as Directors of the Corporation. Nominations of persons for election as Directors of the Corporation may be made at any annual meeting of shareholders or at any special meeting of shareholders if one of the purposes for which the special meeting was called is the election of Directors. Such nominations may be made in the following manner:

(a) by or at the direction of the Board or an authorized officer of the Corporation, including pursuant to a notice of meeting;

(b) by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act or a requisition of shareholders made in accordance with the provisions of the Act; or

(c) by any person (a "Nominating Shareholder"), who:

(i) has given timely notice in proper written form as set forth in Sections 13.2 and 13.3; and

(ii) at the close of business on the date of giving notice in accordance with the notice procedures set forth in this Section 13 and on the record date for notice of such meeting, either entered in the securities register of the Corporation as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and provides evidence of such beneficial ownership to the Corporation.

13.2 Timely Notice

In order for a nomination made by a Nominating Shareholder to be timely notice (a "Timely Notice"), the Nominating Shareholder's notice must be received by the Secretary of the Corporation at the principal executive offices or registered office of the Corporation:

(a) in the case of an annual meeting (including an annual and special meeting) of shareholders, not less than thirty (30) days nor more than sixty-five (65) days prior to the date of the meeting; provided, however, in the event that the meeting is to be held on a date that is less than fifty (50) days after the date on which the first public announcement of the date of the meeting was made (each such date being the "Notice Date"), notice by the Nominating Shareholder shall be made not later than the close of business on the tenth (10th) day following the Notice Date;

(b) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing Directors (whether or not also called for other purposes), notice by the Nominating Shareholder shall be made not later than the close of business on the fifteenth (15th) day following the Notice Date; and

(c) in the case of an annual meeting of shareholders or a special meeting of shareholders called for the purpose of electing Directors (whether or not also called for other purposes) where notice-and-access (as defined in National Instrument 54-101 - Communication with Beneficial Owners of Securities of a Reporting Issuer) is used to deliver proxy-related materials to shareholders, not less than forty (40) days prior to the date of the meeting (and, in any event, not prior to Notice Date); provided, however, in the event that the meeting is to be held on a date that is less than fifty (50) days after Notice Date, (i) in the case of an annual meeting of shareholders, notice by the Nominating Shareholder shall be made not later than the close of business on the tenth (10th) day following the date of such public announcement, and (ii) in the case of a special meeting of shareholders, notice by the Nominating Shareholder shall be made not later than the close of business on the fifteenth (15th) day following the date of such public announcement.

13.3 Proper Form of Notice

To be in proper written form, a Nominating Shareholder's notice to the corporate secretary must comply with all the provisions of this Section 13.3 and disclose or include, as applicable:

(a) as to each person whom the Nominating Shareholder proposes to nominate for election as a Director (a "Proposed Nominee"):

(i) the name, age, business and residential address of the Proposed Nominee;

(ii) the principal occupation, business or employment of the Proposed Nominee, and the name and principal business of any company in which such employment is carried on, both present and within the five years preceding the date of the notice;

(iii) whether the Proposed Nominee is a "resident Canadian" within the meaning of the Act;

(iv) the number of securities of each class of securities of the Corporation or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by the Proposed Nominee, as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(v) a description of any relationship, agreement, arrangement or understanding, including financial compensation and indemnity related relationships, agreements, arrangements or understandings, between the Nominating Shareholder and the Proposed Nominee, or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Nominating Shareholder or the Proposed Nominee with respect to the Proposed Nominee's nomination and election as a Director;

(vi) whether the Proposed Nominee is party to any existing or proposed relationship, agreement, arrangement or understanding with any competitor of the Corporation or any other third party which may give rise to a real or perceived conflict of interest between the interests of the Corporation and the interests of the Proposed Nominee; and

(vii) any other information relating to the Proposed Nominee that would be required to be disclosed in a dissident's proxy circular or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to the Act or any Applicable Securities Laws.

(b) as to each Nominating Shareholder giving the notice, and each beneficial owner, if any, on whose behalf the nomination is made:

(i) their name, business and residential address;

(ii) the number of securities of each class or series of voting securities of the Corporation beneficially owned, or controlled or directed, directly or indirectly, by such Nominating Shareholder, or any other person with whom such Nominating Shareholder is acting jointly or in concert with respect to the Corporation or any of its securities, as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice;

(iii) their interests in, or rights or obligations associated with, any agreement, arrangement or understanding, the purpose or effect of which is to alter, directly or indirectly, the person's economic interest in a security of the Corporation or the person's economic exposure to the Corporation;

(iv) any relationships, agreements or arrangements, including financial, compensation and indemnity related relationships, agreements or arrangements, between the Nominating Shareholder or any affiliates or associates of, or any person or entity acting jointly or in concert with, the Nominating Shareholder and any Proposed Nominee;

(v) full particulars of any proxy, contract, relationship arrangement, agreement or understanding pursuant to which such person, or any of its affiliates or associates, or any person acting jointly or in concert with such person, has any interests, rights or obligations relating to the voting of any securities of the Corporation or the nomination of Directors to the board;

(vi) a representation that the Nominating Shareholder is a holder of record of securities of the Corporation, or a beneficial owner, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to propose such nomination;

(vii) a representation as to whether such person intends to deliver a proxy circular and/or form of proxy to any shareholder of the Corporation in connection with such nomination or otherwise solicit proxies or votes from shareholders of the Corporation in support of such nomination;

(viii) any other information relating to such person that would be required to be included in a dissident proxy circular or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to the Act or as required by applicable securities law;

(c) a written consent duly signed by the Proposed Nominee to being named as a nominee for election to the Board and to serving as a Director of the Corporation if elected.

The Corporation may require any Proposed Nominee to furnish such other information as may be reasonably required by the Corporation to determine, pursuant to Applicable Securities Laws, the independence, or lack thereof, of such Proposed Nominee, provided that such disclosure request does not go beyond that required of management nominees for election as Directors of the Corporation. References to "Nominating Shareholder" in this Section 13.3 shall be deemed to refer to each shareholder that nominates or proposes to nominate a person for election as a Director of the Corporation in the case of a nomination proposal where more than one shareholder is involved in making such nomination proposal. All information provided in a Nominating Shareholder's notice will be made publicly available to shareholders of the Corporation.

13.4 Notice to be Updated

In addition, to be considered timely and in proper written form, a Nominating Shareholder's notice shall be promptly updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting.

13.5 Eligibility for Nomination as a Director

No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this By-Law. The requirements of this By-Law shall apply to any Proposed Nominee to be brought before a meeting by a shareholder whether such Proposed Nominees are to be included in the Corporation's management information circular under the Act and Applicable Securities Laws or presented to shareholders by means of an independently financed proxy solicitation. The requirements of this By-Law are included to provide the Corporation notice of a shareholder's intention to bring one or more Proposed Nominees before a meeting and shall in no event be construed as (i) imposing upon any shareholder the requirement to seek approval from the Corporation as a condition precedent to nominate such Proposed Nominee before a meeting or (ii) deeming to preclude discussion by a shareholder (as distinct from the nomination of Directors) at a meeting of shareholders of any matter in respect of which such shareholder would have been entitled to submit a proposal pursuant to the provisions of the Act. The Chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination is determined not to be in compliance with such procedures, to declare that such defective nomination shall be disregarded.

13.6 Delivery of Information

Notwithstanding any other provision of this By-Law or any other By-Law of the Corporation, notice given to the Secretary of the Corporation pursuant to this By-Law may only be given by personal delivery or by electronic mail (at such e-mail address as may be stipulated from time to time by the Secretary of the Corporation for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery to the Secretary at the address of the principal executive offices of the Corporation or, in the case of electronic mail, at the time it is sent to the Secretary at the email address as aforesaid; provided that if such delivery or electronic communication is made on a day which is a not a business day or later than 5:00 p.m. (Eastern time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the next following day that is a business day.

13.7 Failure to Appear

Despite any other provision of this Section 13 , if the Nominating Shareholder (or a qualified representative of the Nominating Shareholder) does not appear at the meeting of shareholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

13.8 Waiver

The board may, in its sole discretion, waive any requirement in this Section 13 .

SECTION 14 - NOTICES

14.1 Service

(a) Any notice, communication or document required by the Act, the regulations, the Articles or By-Laws to be sent to any shareholder or Director of the Corporation may be delivered personally to or sent by pre-paid mail addressed to:

(i) the shareholder at the shareholder's latest address as shown in the records of the Corporation or its transfer agent; and

(ii) the Director at the Director's latest address as shown in the records of the Corporation or in the last notice filed under Section 106 or 113 of the Act.

(b) A notice or document sent by mail as contemplated by this Section 14.1 to a shareholder or Director of the Corporation shall be deemed to have been received by the shareholder or Director (as the case may be) at the time it would be delivered in the ordinary course of mail, unless there are reasonable grounds for believing that the shareholder or Director (as the case may be) did not receive the notice or document at that time or at all.

(c) Notwithstanding the foregoing, provided that the addressee has consented in writing and has designated an information system for the receipt of electronic documents as contemplated by the Act, the Corporation may satisfy the requirements to send any notice or document referred to above, subject to the Act, by creating an electronic document and providing such electronic document to the applicable specified information system or otherwise posting or making such document available on a generally accessible electronic source, such as a website, and providing written notice of the availability and location of that electronic document, unless otherwise prescribed by the Act. Any such electronic document shall be deemed to have been sent to and received by the addressee when it enters the information system of the addressee or, if posted or otherwise made available through a generally accessible electronic source, when the addressee receives written notice of the availability and location of that electronic document.

14.2 Failure to Locate Shareholder

If the Corporation sends a notice or document to a shareholder and the notice or document is returned on two consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until the shareholder informs the Corporation in writing of the shareholder's new address.

14.3 Notice to Joint Shareholders

All notices or documents shall, with respect to any shares in the capital of the Corporation registered in more than one name, may be sent to any one of such persons named in the records of the Corporation and any notice or document so sent shall be sufficient notice of delivery of such document to all the holders of such shares.

14.4 Persons Entitled by Operation of Law

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice or document in respect of such shares which, prior to his or her name and address being entered on the records of the Corporation in respect of such shares and such person furnished the Corporation with the proof of authority or evidence of such person's entitlement prescribed by the Act, shall have been duly sent to the person or persons from whom such person derives his or her title to such shares.

14.5 Computation of Time

Where notice is required to be given under any provisions of the Articles or By-Laws of the Corporation, or any time period or time limit for the doing of any other act is prescribed by the Articles or By-Laws of the Corporation, the notice period or such other time period or time limit shall be determined in accordance with Sections 26 to 30, inclusive, of the Interpretation Act (Canada), R.S.C. 1985, c. I-21, unless otherwise expressly provided in the Articles or By-Laws of the Corporation.

14.6 Proof of Service

A certificate of any officer of the Corporation in office at the time of the making of the certificate, or of an agent of the Corporation, as to facts in relation to the mailing or delivery or sending of any notice or document to any shareholder, Director, officer or auditor of the Corporation or any other person, or publication of any notice or document, shall be conclusive evidence thereof and shall be binding on every shareholder, Director, officer or auditor of the Corporation or other person, as the case may be.

14.7 Electronic Documents

A requirement under the By-Laws that a notice, document or other information be provided in writing may be satisfied by providing an electronic document and a requirement under the By-Laws for a signature or that a document be executed, in relation to an electronic document, may be satisfied, in each case, if the requirements in the Act in respect thereof are met.

14.8 Repeal of Previous By-Laws

The former articles (accompanying its Notice of Articles) of the Corporation are, for the avoidance of doubt, repealed as of the coming into force of this By-Law. This repeal shall not affect the previous operation of the former articles of the Corporation so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, the repealed former articles of the Corporation before its repeal.

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This By-Law No. 1 was adopted by the Corporation effective November 27, 2020.

/s/ Sean Roosen
Name: Sean Roosen Title: Chair and Chief Executive Officer